Exhibit 10.13

Loan Agreement

Party A: Guangzhou Dongfang Hospital Limited Company
Party B: Guangdong Qingyuan Development Zone Hospital

In consideration of the related relationship, Party A and Party B agree as follows:

1．To support Party B’s development and expansion, Party A and Party B agree that Party A provides Party B with a loan of RMB1, 621,181.12 yuan (one million six hundred twenty one thousand one hundred eighty one yuan twelve cents) during 2010 for the purpose of operative turnover of Party B. In consideration of the related relationship, The loan in such period shall be interest-free, and paid by Party B in installments in a payment period of ten months from March 1,2010 to December 31, 2010.

2．To regulate the normalization and rigorousness of loan between the affiliates, Party A and Party B hereby sign this loan agreement. The two sides in other matters not covered in this agreement shall be settled through friendly consultations.

3．The effective date of this agreement is March 1, 2010.

Party A: Guangzhou Dongfang Hospital Company (seal)	Party B: Qingyuan Development Zone Hospital (seal)

Authorized representative:	Authorized representative:
/s/ Wu Pifa	/s/ Xu Jianhong